As filed with the Securities and Exchange Commission on March 23, 2012

Registration No. 333-174829

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 10

to

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act Of 1933

CafePress Inc.

(Exact name of registrant as specified in its charter)

Delaware	5900	94-3342816
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1850 Gateway Drive, Suite 300

San Mateo, California 94404

(650) 655-3000

(Address and telephone number of registrant’s principal executive offices)

Bob Marino

Chief Executive Officer

6901 A Riverport Drive

Louisville, Kentucky 40258

(502) 995-2258

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jorge del Calvo, Esq. Davina K. Kaile, Esq. Stanley F. Pierson, Esq. Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500 (650) 233-4545 facsimile	Kirsten Mellor, Esq. General Counsel CafePress Inc. 1850 Gateway Drive, Suite 300 San Mateo, CA 94404 (650) 655-3000	Bruce K. Dallas, Esq. Martin A. Wellington, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000 (650) 752-2111 facsimile

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☒ Non-accelerated filer	☐ Smaller reporting company

(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 10 to CafePress Inc.’s Registration Statement on Form S-1 (Registration No. 333-174829) originally filed with the Securities and Exchange Commission on June 10, 2011, as amended by Amendment No. 1 filed July 15, 2011, Amendment No. 2 filed August 9, 2011, Amendment No. 3 filed August 22, 2011, Amendment No. 4 filed September 2, 2011, Amendment No. 5 filed September 16, 2011, Amendment No. 6 filed October 24, 2011, Amendment No. 7 filed February 17, 2012, Amendment No. 8 filed March 6, 2012 and Amendment No. 9 filed March 14, 2012, is being filed solely for purposes of amending the exhibit index to include Exhibit 5.1 and 23.2, which such Exhibit 5.1 and 23.2 are also filed herewith. No changes have been made to Part I or Part II of the Registration Statement other than Item 16(a) of Part II as set forth below. Accordingly, this Amendment No. 10 consists only of the facing page, this Explanatory Note, Item 16(a) of Part II of the Registration Statement, the Exhibit index and the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits and financial statement schedules

(a)	Exhibits

Exhibit number	Description

1.1**	Form of Underwriting Agreement.

2.1†**	Asset Purchase Agreement by and between the Registrant and Canvas On Demand, LLC dated as of September 1, 2010, as amended.

3(i)(1)**	Amended and Restated Certificate of Incorporation of the Registrant.

3(i)(2)**	Certificate of Amendment of Certificate of Incorporation of the Registrant.

3(i)(3)**	Certificate of Amendment of Certificate of Incorporation of the Registrant.

3(i)(4)**	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the completion of the offering to which this Registration Statement relates.

3(i)(5)**	Certificate of Amendment of Certificate of Incorporation of the Registrant.

3(ii)(1)**	Bylaws of the Registrant.

3(ii)(2)**	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the completion of the offering to which this Registration Statement relates.

4.1**	Specimen Common Stock Certificate.

4.2**	Investors’ Rights Agreement dated as of January 21, 2005, as amended.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1+**	CafePress Inc. 1999 Equity Incentive Plan and related form agreement.

10.2+**	CafePress Inc. 2004 Amended and Restated Stock Incentive Plan and related form agreements.

10.3+**	CafePress Inc. Amended and Restated 2012 Stock Incentive Plan and related form agreements.

10.4+**	Form of Indemnification Agreement between the Registrant and its officers and directors.

10.5+**	Form of Change of Control Agreement with Senior Management.

10.6+**	2011 Cash Bonus Plan for Senior Management.

10.7**	Office Lease Agreement between the Registrant and Legacy Partners II San Mateo Plaza, LLC dated as of October 23, 2007.

10.8**	Lease Agreement between the Registrant and Riverport Group, LLC dated as of May 3, 2005, including amendments thereto.

10.9**	Lease Agreement between Canvas On Demand, LLC and Commercial Flex Associates Management Company dated as of April 21, 2009, including amendments thereto.

10.10+**	CafePress Inc. Employee Stock Purchase Plan.

23.1**	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

24.2**	Power of Attorney for Michael Dearing.

†	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any omitted exhibits and schedules upon request by the SEC.

**	Previously filed.

+	Indicates management contract or compensatory plan.

II-1

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 10 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 23rd day of March, 2012.

CafePress Inc.

By	/s/ Bob Marino
Bob Marino
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 10 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Bob Marino Bob Marino	Chief Executive Officer (Principal Executive Officer) and Director	March 23, 2012

/s/ Monica N. Johnson Monica N. Johnson	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	March 23, 2012

* Fred E. Durham III	Director	March 23, 2012

* Brad W. Buss	Director	March 23, 2012

* Patrick J. Connolly	Director	March 23, 2012

* Douglas M. Leone	Director	March 23, 2012

* Michael Dearing	Director	March 23, 2012

*By:	/s/ Monica N. Johnson
Monica N. Johnson
Attorney-in-fact

II-2

Exhibit index

Exhibit number	Description

1.1**	Form of Underwriting Agreement.

2.1†**	Asset Purchase Agreement by and between the Registrant and Canvas On Demand, LLC dated as of September 1, 2010, as amended.

3(i)(1)**	Amended and Restated Certificate of Incorporation of the Registrant.

3(i)(2)**	Certificate of Amendment of Certificate of Incorporation of the Registrant.

3(i)(3)**	Certificate of Amendment of Certificate of Incorporation of the Registrant.

3(i)(4)**	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the completion of the offering to which this Registration Statement relates.

3(i)(5)**	Certificate of Amendment of Certificate of Incorporation of the Registrant.

3(ii)(1)**	Bylaws of the Registrant.

3(ii)(2)**	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the completion of the offering to which this Registration Statement relates.

4.1**	Specimen Common Stock Certificate.

4.2**	Investors’ Rights Agreement dated as of January 21, 2005, as amended.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1+**	CafePress Inc. 1999 Equity Incentive Plan and related form agreement.

10.2+**	CafePress Inc. 2004 Amended and Restated Stock Incentive Plan and related form agreements.

10.3+**	CafePress Inc. Amended and Restated 2012 Stock Incentive Plan and related form agreements.

10.4+**	Form of Indemnification Agreement between the Registrant and its officers and directors.

10.5+**	Form of Change of Control Agreement with Senior Management.

10.6+**	2011 Cash Bonus Plan for Senior Management.

10.7**	Office Lease Agreement between the Registrant and Legacy Partners II San Mateo Plaza, LLC dated as of October 23, 2007.

10.8**	Lease Agreement between the Registrant and Riverport Group, LLC dated as of May 3, 2005, including amendments thereto.

10.9**	Lease Agreement between Canvas On Demand, LLC and Commercial Flex Associates Management Company dated as of April 21, 2009, including amendments thereto.

10.10+**	CafePress Inc. Employee Stock Purchase Plan.

23.1**	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

24.2**	Power of Attorney for Michael Dearing.

†	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any omitted exhibits and schedules upon request by the SEC.

**	Previously filed.

+	Indicates management contract or compensatory plan.